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                         AMERICAN FINANCIAL CORPORATION

                           DEFERRED COMPENSATION PLAN


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
                         AMERICAN FINANCIAL CORPORATION
                           DEFERRED COMPENSATION PLAN
                             As of January 1, 1989



                                                                                    Page
                                                                                    ----
ARTICLE I.       ESTABLISHMENT AND PURPOSE                                           1

ARTICLE II.      PARTICIPATION                                                       1

         2.1     Eligibility                                                         1
         2.2     Participation in the Plan                                           1
         2.3     Vesting                                                             2

ARTICLE III.     COMPENSATION ALLOCATED                                              3

         3.1     Deferred Compensation Account                                       3
         3.2     Amount Allocated                                                    3
         3.3     Term of Deferral                                                    4
         3.4     Investment Performance                                              4
         3.5     Statement of Account                                                4

ARTICLE IV.      PAYMENT OF DEFERRED COMPENSATION                                    4

         4.1     Payment After the Expiration Date                                   4
         4.2     Hardship Distribution                                               6
         4.3     Beneficiary Designation and Payment                                 6

ARTICLE V.       GENERAL PROVISIONS                                                  6

         5.1     Employees' Rights Unsecured                                         6
         5.2     Non-Assignability                                                   7
         5.3     Administration                                                      7
         5.4     Amendment and Termination                                           7
         5.5     Construction                                                        7
         5.6     Limitations                                                         7
         5.7     Subsidiaries                                                        7

                         AMERICAN FINANCIAL CORPORATION
                           DEFERRED COMPENSATION PLAN
                             As of January 1, 1989


ARTICLE I.       ESTABLISHMENT AND PURPOSE
- ----------       -------------------------

                          The American Financial Corporation Deferred
                          Compensation Plan ("Plan") was established as of January 1, 1989. The purpose of the Plan is to enable eligible employees of American Financial Corporation ("AFC"), and certain of its subsidiaries and affiliates (collectively "Employers" and singularly "Employer"), who participate in the AFC Employee Stock Ownership/Retirement Plan ("ESORP") to have an alternative to the ESORP.

                          The Plan is being established by AFC and the other Employers for the benefit of their respective employees. With respect to employees not directly employed by AFC, AFC's role under the Plan is administrative and the Account (defined in Section 3.1) of each employee is the obligation of the direct Employer.

ARTICLE II.      PARTICIPATION
- -----------      -------------

         2.1 ELIGIBILITY. The individuals who are eligible to participate in the Plan ("Employees" and singularly "Employee") are those officers and other key employees of an Employer who are authorized by the President of AFC to participate in the Plan or have been specifically authorized to participate in the Plan by an employment agreement approved by the President of AFC.

         2.2 PARTICIPATION IN THE PLAN. An eligible Employee elects, subject to the provisions of the Plan, to participate in the Plan by delivering before September 30 of the current Plan year a properly executed Deferred Compensation Agreement (Appendix I) to the person or committee appointed by the President of AFC who shall be responsible for those functions described in the Plan (the "Administrator"). The Deferred Compensation Agreement shall conform to the terms and conditions of the Plan and shall include an election not to participate in the ESORP. An Employee's election to participate in the Plan may not be revoked during the Plan year.

         2.3              VESTING.

                          (a) A participant's interest in his Account (defined in Section 3.1) shall become vested and nonforfeitable to the extent of the following percentages based upon full Years of Service with an Employer:

                                             Percentage               Percentage
          Year of Service                      Vested                  Forfeited
          Fewer than five years                    0%                    100%
          At least five years                    100%                      0%

                                  An Employee forfeits all non-vested rights to an Account after the Plan year in which a one year break in service has occurred.

                          (b) For purposes of vesting, a Year of Service shall be credited for each Plan year during which an Employee completes at least 1,000 hours of service. In addition, each Employee participating in the Plan shall be credited, for Service purposes, for his employment with any subsidiary or affiliate of AFC.

                          (c) In computing full Years of Service hereunder, any Employee who has a one year break in service shall not receive credit for Years of Service prior to such break until one full Year of Service has been completed after return to service. In addition, Years of Service by any Employee after any five consecutive one year breaks in service shall not be taken into account for purposes of determining the nonforfeitable percentage of an Employee's interest derived for compensation deferred by the Employee which accrued before such five consecutive one year breaks in service.

                                  Further, when computing full years of service hereunder, the Employer shall establish and maintain a separate account for each Employee who has incurred a One Year Break in Service and has subsequently returned to the employment of an Employer. The purpose of maintaining such separate accounts will be to insure that allocations to any Employee are properly made to determine the nonforfeitable percentage of accrued interest in accordance with the above.

                          (d) Participation in the Plan will continue until an Employee terminates his employment as provided for in Section 3.3 or for as long as he has an interest in the Plan that has not been distributed to him or for his benefit.

ARTICLE III.     COMPENSATION ALLOCATED
- ------------     ----------------------

         3.1 DEFERRED COMPENSATION ACCOUNT. A Deferred Compensation Account ("Account") will be established for each Employee who elects to participate in the Plan. The Account will be maintained by the Administrator. All allocations on behalf of an Employee shall be deferred and all increases or decreases in the Account due to investment performance of the ESORP (see section 3.4), all distributions to the Employee or beneficiary or estate, and any other interest earned on the balance thereof, shall be reflected in the Account.

         3.2              AMOUNT OF ALLOCATION.

                          (a) The amount allocated to an Employee's Account shall be deferred and shall be the same percentage of an Employee's gross income (as defined in section 61(a) of the Code) paid by any Employer as would have been allocated to an Employee's ESORP account up to a maximum of $30,000, which amount shall be increased (but not decreased) with respect to adjustments allowed by Section 415 of the Internal Revenue Code of 1986 ("Code").

                                  Provided, however, that (i) for the persons participating in the Plan at its inception, the initial amount of compensation allocated and deferred shall include an amount equivalent to the amount that was allocated to an Employee's ESORP account for 1987 (as well as 1988 earnings on that amount) or (ii) the initial amount of compensation allocated and deferred shall include an amount equivalent to the amount that would have been allocated in an Employee's ESORP account for the Plan Year prior to participation in this Plan but for limitations and rules existing in the Code as of the date hereof.

                          (b) Allocations under this Plan for any Plan Year shall be credited to an Employee's Account as of December 31 of such Plan year.

         3.3 TERM OF DEFERRAL. The Deferred Compensation Agreement shall provide that all amounts posted to the Account shall be paid upon the earlier of (1) retirement or termination of employment at age 60 or over, (2) death, (3) Total Disability or (4) incurrance of five consecutive one year breaks in service (each referred to hereafter as the "Expiration Date"). Commencing in the first quarter of the year following an Expiration Date, payments from the Account shall be made in accordance with the provisions specified in Section 4.1(a) hereof.

         3.4 INVESTMENT PERFORMANCE. Each December 31 prior to the Expiration Date, the Employee's Account shall be credited (or charged) with interest at a rate determined by the Treasurer of AFC to be the same rate as earned on accounts under the ESORP (investment income plus or minus "investment performance" under the ESORP) and such determination shall be final, binding and conclusive on all parties.

         3.5 STATEMENT OF ACCOUNT. A statement of account will be sent to each Employee annually no later than February 28 until the complete distribution of the Employee's Account.

ARTICLE IV.      PAYMENT OF DEFERRED COMPENSATION
- -----------      --------------------------------

         4.1              PAYMENT AFTER THE EXPIRATION DATE

                          (a) Within 90 days following the Expiration Date, the Employer shall choose payment or distribution of the Account under one of the following payment options:

                                  (1)      The Account may be applied to the
                                           purchase of an immediate or deferred
                                           life annuity contract, on the sole
                                           life of the Employee, or jointly on
                                           the lives of the Employee and a
                                           beneficiary named by the Employee.
                                           The annuity contract shall be
                                           purchased from an insurance company
                                           to be determined at the sole
                                           discretion of the Company provided
                                           that such insurance company shall
                                           have a current rating of A+
                                           (Superior) from Bests' Insurance
                                           Reports.

                                  (2)      The Account may be paid out as if
                                           the Employer purchased an immediate
                                           or deferred life annuity contract,
                                           on the
                                        sole life of the Employee, or jointly
                                        on the lives of the Employee and the
                                        beneficiary named by the Employee.
                                        Such payment of the Account shall be
                                        as if the Employer purchased an
                                        annuity contract from an insurance
                                        company to be determined at the sole
                                        discretion of the Employer provided
                                        that such insurance company shall
                                        have a rating of A+ (Superior) from
                                        Bests' Insurance Reports and using
                                        as the interest rate assumption, the
                                        same interest rate as such insurance
                                        company would provide.

                                  (3)      The Account may be paid forthwith
                                           in lump sum.

                                  The Employer may take into consideration, but is not bound by, the Employee's preference as to the payment options.

                                  The annuity contract provided for in
                                  paragraph 4.1(a)(1) shall provide for, and payments provided for in paragraph 4.1(a)(2) shall be made in, equal installments over the expected life span of Employee which shall be determined by standard actuarial tables then in existence.

                          (b) Within 30 days of the Employer's choice of payment option, the Employer will purchase such annuity, begin to make payments or make the lump sum payment.

                          (c) Notwithstanding the payment option chosen by the Employer, after the commencement of payments from the Account, the Administrator, at his sole discretion, may accelerate payment of any amount remaining in the Account to the extent that the amounts being paid are not sufficiently large to warrant the administrative expense then being incurred to administer such payments.

                          (d) Any applicable federal, state and local taxes will be withheld from the gross amounts paid. Neither the Employee nor any designated beneficiary shall have any right, directly or indirectly, to alienate, assign, pledge or in any way encumber any amount that is payable from the Account.

         4.2 HARDSHIP DISTRIBUTION. Distribution of payments from an Employee's Account prior to the Expiration Date shall be made only if the Administrator, after consideration of an application by the Employee, determines that the Employee has sustained financial hardship caused by events beyond the Employee's control. In such event, the Administrator may, at his sole discretion, direct that all or a portion of the Account be paid to the Employee in such manner, and at such times as determined by the Administrator.

         4.3              BENEFICIARY DESIGNATION AND PAYMENT.

                          (a)     The Employee shall have the right to
                                  designate a beneficiary hereunder and to change any beneficiary previously designated. Such designation shall be made by the Employee delivering to the Administrator a writing setting forth the name and address of the person or persons so designated with a statement by the Employee of the intention that the person or persons so designated be the beneficiary or beneficiaries hereunder. The last-dated and filed beneficiary designation shall cancel all earlier filed designations (Appendix II)

                          (b) In the event of the Employee's death before or after the commencement of payments from the Account, then the amount otherwise payable to the Employee shall be paid to the designated beneficiary or, if none, to the estate, which beneficiary or estate shall have all the rights conferred by Section 4.1 above.

ARTICLE V.       GENERAL PROVISIONS
- ----------       ------------------

         5.1 EMPLOYEE'S RIGHTS UNSECURED. The right of any Employee to receive payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Employers. It is not required or intended that the amounts credited to the Employee's Account be segregated on the books of the Company or be held by the Employers in trust for the Employee. All credits to the Account are for bookkeeping purposes only.

         5.2 NON-ASSIGNABILITY. The right to receive paymentshereunder shall not be transferable or assignable by an Employee, except by will or by the laws of descent and distribution. Any other attempted assignment or alienation of payments hereunder shall be void and of no force or effect.

         5.3 ADMINISTRATION. The Administrator shall have the authority to adopt rules, regulations and interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio.

         5.4 AMENDMENT AND TERMINATION. The Plan may at any time or from time to time be amended or terminated by the Company. No amendment, modification or termination shall adversely affect the Employee's rights under the Plan.

         5.5 CONSTRUCTION. The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine and neuter genders. The singular shall also include the plural where appropriate.

         5.6 LIMITATIONS. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of and Employer or any right or claim to any benefit under the terms of the Plan, unless such right or claim has specifically accrued pursuant to the provisions of his Deferred Compensation Agreement with the Employer. This Plan does not confer the right for an Employee to receive a bonus.

         5.7 SUBSIDIARIES. Each subsidiary of AFC who employs an Employee shall be obligated to make payments out of an Account in the proportion that such subsidiary's compensation paid to an Employee bears to an Employee's gross income determined under Section 3.2(a). In the event that the any significant subsidiary (as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934) is disposed of by AFC or any of AFC's direct or indirect subsidiaries in any manner, other than liquidation or dissolution, then, at the time of disposition, such significant subsidiary will guarantee payment of each Employee's Account in the same percentage of each Employee's Account as such significant subsidiary's total assets are to AFC's total assets on a consolidated basis. The guarantee shall remain in effect as long as any Account outstanding at the time of such disposition remains outstanding.

                                   APPENDIX I
                                   ----------

                            PARTICIPATION AGREEMENT
                            -----------------------


American Financial Corporation
One East Fourth Street
Cincinnati, Ohio  45202

Attention:  Secretary

Gentlemen:

         I am in receipt of the American Financial Corporation Deferred Compensation Plan (the "Plan"), as adopted by the Board of Directors of American Financial Corporation. I have read and reviewed the Plan, and I hereby elect to participate in the Plan and agree to be bound by and fully comply with the terms and conditions of the Plan. I acknowledge that my election to participate in the Plan means that I am not going to participate, beginning January 1, 1989 and forward, in the American Financial Corporation Employee Stock Ownership/Retirement Plan.

         I acknowledge that it is my obligation to notify the Plan Administrator in writing by December 1 of any year in the event I wish to terminate participation in the Plan for the following Plan Year and re-activate participation in the American Financial Corporation Employee Stock Ownership/Retirement Plan.

         I hereby acknowledge that I am not relying on any tax advice given to me by American Financial Corporation or by any affiliate, employee, contractee, agent, director or officer thereof regarding federal or state income or estate tax consequences arising to me or my estate, heirs or devisees as a result of my participation in the Plan. I further hereby acknowledge that I have been advised to consult with my own tax advisors regarding any such tax consequences to me.

Very truly yours,

Employee                                   Spouse


- ---------------------------------          --------------------------------
Signature                                  Signature


- ---------------------------------          -------------------------------
Name typed or printed                      Name typed or printed

S.S. No.                                   S.S. No.
        -------------------------                  -----------------------

Date:                                      Date:
     ----------------------------               --------------------------

                                  APPENDIX II
                                  -----------

                           DESIGNATION OF BENEFICIARY
                         TO DEFERRED COMPENSATION PLAN
                         -----------------------------


TO:      The Board of Directors
         American Financial Corporation

         I hereby direct that upon my death any payments remaining to be paid in accordance with the Deferred Compensation Plan between the undersigned and American Financial Corporation shall be paid to the following person(s):

         (A)     PRIMARY BENEFICIARY

                 Name:
                                    ------------------------------------------
                 Address:
                                    ------------------------------------------

                                    ------------------------------------------
                 Date of Birth:
                                    ------------------------------------------
                 Telephone Number:
                                    ------------------------------------------
                 Relationship:
                                    ------------------------------------------
                 Social Security #:
                                    ------------------------------------------

         (B) Alternative Beneficiary (in the event of the death or non-existence of the Primary Beneficiary listed above):

                 Name:
                                    ------------------------------------------
                 Address:
                                    ------------------------------------------

                                    ------------------------------------------
                 Date of Birth:
                                    ------------------------------------------
                 Telephone Number:
                                    ------------------------------------------
                 Relationship:
                                    ------------------------------------------
                 Social Security #:
                                    ------------------------------------------

         The undersigned hereby reserves the right to change the beneficiary or beneficiaries designated herein at any time by filing in writing a new Designation of Beneficiary form with the Board of Directors of the Company.

WITNESS:


- ------------------------------    --------------------------------
                                  Employee

                                  Date:
                                        --------------------------

                               ACKNOWLEDGEMENT
                               ---------------

                                  AMERICAN FINANCIAL CORPORATION

Date:                             By:
     --------------------------      -----------------------------